Exhibit 10.9

NON-SOLICITATION AGREEMENT

THIS NON-SOLICITATION AGREEMENT (this “Agreement”), is made as of the 10th day of July, 2013, by and between N.T. BRINKMAN, INC., a Virginia corporation (“Brinkman”), and CHP PARTNERS, LP, a Delaware limited partnership (“CHP”).

BACKGROUND

A. Certain affiliates of Brinkman and CHP have entered into that certain Agreement of Sale and Purchase dated as of April 3, 2013 with respect to certain assets more particularly described therein (the “Purchase Agreement”).

B. The execution of this Agreement was a material inducement to CHP to enter into the Purchase Agreement.

C. Brinkman has been benefitted by the consummation of the transactions contemplated by the Purchase Agreement.

D. Brinkman has agreed that it will not solicit or recruit Tenants in the Buildings to be tenants at any property owned or operated by any Seller or its Affiliates (the “Restricted Parties”).

E. The parties hereto have agreed to document in further detail the foregoing non-solicitation covenant, all as more completely set forth herein.

NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10) and for other good and valuable consideration, the receipt and sufficiency of which are hereby accepted, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT

1. Definitions. As used herein, the following terms shall have the meanings indicated below:

“Ambulatory Surgery Center” means a building that is used primarily to provide outpatient surgical services to patients not requiring hospitalization.

“Imaging Center” means a building that is used primarily to provide x-ray, computed tomography (CT or CAT), magnetic resonance imaging (MRI), positron emission tomography (PET), fluoroscopy, radiography, ultrasound, mammography or other imaging services.

“Medical Office Building” shall mean a building that is used primarily by physicians to examine and consult with patients. The following facilities shall not be considered Medical Office Buildings: Ambulatory Surgery Centers, Imaging Centers, rehabilitation centers, long term acute care hospitals or specialty hospitals.

Any capitalized terms not defined herein shall have the meaning[s] ascribed to such term[s] in the Purchase Agreement.

2. Non-Solicitation of Tenants. Brinkman hereby covenants that the Restricted Parties will not solicit, recruit or enter into a lease agreement or any similar occupancy agreement with any current Tenant of a Building to be a tenant at any Medical Office Building owned or operated by a Restricted Party.

3. Exceptions. This Agreement shall not be deemed to prohibit the following:

(a) The recruitment or solicitation by, or entering into a lease agreement or similar occupancy agreement with, a Restricted Party of a current Tenant of a Building to be a tenant in another Medical Office Building that is owned or operated by a Restricted Party; provided that such recruitment, solicitation or lease agreement or similar occupancy agreement does not cause the Tenant to either (i) reduce the size of its leased premises in a Building or (ii) terminate its Lease in a Building prior to the scheduled expiration of such Lease.

(b) The recruitment or solicitation by, or entering into a lease agreement or similar occupancy agreement with, a Restricted Party of a current Tenant of a Building to be a tenant in another building that is not a Medical Office Building; provided that such recruitment, solicitation or lease agreement or similar occupancy agreement does not cause the Tenant to either (i) reduce the size of its leased premises in a Building or (ii) terminate its Lease in a Building prior to the scheduled expiration of such Lease.

(c) The use by a Restricted Party of untargeted advertising methods, such as print ads and building signs.

4. Duty of Cooperation. If a Tenant of a Building wishes to relocate from a Building, the Restricted Parties agree to cooperate with CHP in attempting to move such Tenant to another Building in the Portfolio.

5. Term. The term of this Agreement shall commence on the Closing Date and expire on the earlier to occur of (i) the fifth (5th) anniversary of the date of this Agreement, (ii) as to Tenants of any Building, the date that CHP sells such Building, or (iii) the date on which Brinkman (or its Affiliate as applicable) is terminated as the Manager of any Building (other than by reason of a default by Brinkman (or its Affiliate as applicable) under the applicable agreement pursuant to which Brinkman (or its Affiliate as applicable) manages such Building, which shall not result in a termination of this Agreement).

6. Notices. Any notices or other communications permitted or required to be given hereunder shall be in writing, shall be delivered (a) personally, in which case notice shall be deemed delivered upon receipt or refusal of delivery, (b) by reputable overnight delivery service, in which case notice shall be deemed delivered on the date of deposit with such courier, or (c) by fax, in which case notice shall be deemed delivered upon the mechanical confirmation of delivery, and shall be addressed to the respective party as set forth in this Section 3. Notices on behalf of the respective parties may be given by their attorneys and such notices shall have the same effect as if in fact subscribed by the party on whose behalf it is given.

If to Brinkman:	N.T. Brinkman, Inc.
PMB 344
977 Seminole Trail
Charlottesville, VA 22901-2824
Attention: Ben Ochs
Telephone: (434) 293-8004
Telefax No.: (434) 293-6256

With Copies to:	Baker, Donelson, Bearman, Caldwell & Berkowitz
Baker Donelson Center
211 Commerce Street, Suite 800
Nashville, TN 37201
Attention: Kenneth P. Ezell, Jr.
Telephone: (615) 726-5721
Telefax No.: (615) 744-5721

If to CHP:	CHP Partners, LP
c/o CHP Lifestyle Properties, Inc.
450 South Orange Avenue, Suite 1200
Orlando, Florida 32801
Attention: Tracey Bracco, Esquire
Telephone No.: (407) 540-7595
Facsimile No.: (407) 540-2544

With Copies to:	Lowndes, Drosdick, Doster, Kantor & Reed, P.A.
215 North Eola Drive
Orlando, Florida 32801
Attention: William T. Dymond, Jr., Esquire
Telephone No.: (407) 418-6414
Facsimile No.: (407) 843-4444

Such addresses may be changed by notice to the other parties given in the same manner as provided above. A party shall be deemed to have received a facsimile transmission on the date of transmission if sent prior to 5:00 PM EST, or the next Business Day after for any later transmission, when supported by transmission confirmation.

7. Miscellaneous.

(a) This Agreement represents the complete understanding between the parties as to the subject matter hereof, and supersedes all prior written or verbal negotiations or agreements as to the non-solicitation of Tenants.

(b) No party shall be deemed to have waived the exercise of any right which it holds under this Agreement unless such waiver is made expressly and in writing. No delay or omission by any party in exercising any right shall be deemed a waiver of its future exercise. No waiver made as to any instance involving the exercise of any right shall be deemed a waiver as to any other instance, or any other right.

(c) This Agreement shall be given effect and construed by application of the law of the State of Tennessee.

(d) No determination that any provision of this Agreement is invalid or unenforceable in any instance shall affect the validity or enforceability of any other such provision, or that provision in any circumstance not controlled by such determination. Each provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law.

(e) Time shall be of the essence of this Agreement.

(f) This Agreement may be signed in counterparts, all of which when taken together shall constitute the one and same original.

(g) The exchange of copies of this Agreement and of signature pages by facsimile transmission or electronic mail shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or via electronic mail shall be deemed to be their original signatures for all purposes.

(h) Each party hereto hereby acknowledges that all parties hereto participated equally in the negotiation and drafting of this Agreement and that, accordingly, no court construing this Agreement shall construe it more stringently against one party than against the other.

(i) Neither party shall be permitted to assign any of its rights under this Agreement without first obtaining the prior written consent of the other party. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective affiliates, subsidiaries, successors and assigns in interest.

(j) Brinkman and CHP hereby represent and warrant to each other that all consents or approvals required for the execution, delivery and performance of this Agreement have been obtained and that each party (including its signatory) has the right and authority to enter into and perform its covenants contained in this Agreement.

(k) This Agreement shall not be amended or terminated, and no obligation of a party shall be waived, except by written instrument signed by the parties.

(l) If any legal action, suit or proceeding is commenced between the parties regarding their respective rights and obligations under this Agreement, the prevailing party shall be entitled to recover, in addition to damages or other relief, costs and expenses, attorneys’ fees and court costs (including, without limitation, expert witness fees). As used herein, the term “prevailing party” shall mean the party which obtains the principal relief it has sought, whether by compromise, settlement or judgment. If the party which commenced or instituted the action, suit or proceeding shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed the prevailing party.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BRINKMAN:

N.T. BRINKMAN, INC., a Virginia corporation

By:	/s/ Norman T. Brinkman

Name:	Norman T. Brinkman

Title:	President

CHP:

CHP PARTNERS, LP, a Delaware limited partnership

By:	CHP GP, LLC, a Delaware limited partnership, its General Partner

	By:	CNL Healthcare Properties, Inc., a Maryland corporation, its Sole Member

		By:	/s/ Tracey B. Bracco
		Name:	Tracey B. Bracco
		Title:	Vice President

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